UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2015

HASHINGSPACE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-190726	30-0780061
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5700 Oakland Avenue, #200, St. Louis, Missouri 63110
(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 482-9585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

ITEM 5.02 APPOINTMENT OF DIRECTORS OR PRINCIPAL OFFICERS
On September 16, 2015, David Darling was appointed as the Chairrman of the Board of Directors of HashingSpace Corporation (the “Registrant”).
David A. Darling, 46, Chairman of the Board of Directors.  Since 2009, Mr. Darling has served as President of Darling Properties LLC, a real estate brokerage and property management firm in Southern Maine, and since 2012, St. Joe's Cafe, a popular eatery in Scarborough, Maine.  Mr. Darling has bought, sold, and managed real estate for over 20 years and owns and manages dozens of commercial and residential rental units in the Greater Portland and Biddeford areas. Mr. Darling has a Designated Broker's License in Maine and is a member of the National Association of Realtors, Maine Association of Realtors, Maine Commercial Association of Realtors, and Greater Portland Board of Realtors. He has served on the Old Orchard Beach planning board for several years and has been serving as President of Acorn Village Condominium Association since 2010.  Mr. Darling attended University of New Hampshire and University of Southern Maine and studied accounting, business law, and economics.
SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015	HASHINGSPACE CORPORATION

	By:	/s/ David Darling
Name: David Darling
Title: Chairman